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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the captions "Experts" and "Genetrix Selected Financial Data" and to the use of our report dated May 25, 1995 included in the Supplement to the Proxy Statement of Genetrix, Inc. that is made a part of the Registration Statement (Form S-4, File No. 333-02357) and Supplement to the Prospectus of Genzyme Corporation for the registration of 142,000 shares of its General Division Common Stock.



                                             /s/ Ernst & Young, LLP

Phoenix, Arizona
April 10, 1996